Exhibit 99.2
Preliminary 2008 Second Quarter Results

Forward Looking Statements 1 In this presentation and in related comments by our management, our use of the words "expect," "anticipate," "estimate," "goal," "target," "believe," "improve," "intend," "potential," "continue," "designed," "opportunity," "risk," "may," "would," "could," "should," "project," "projected," "positioned" or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. The most recent reports on SEC Forms 10-K, 10-Q and 8-K filed by us or GMAC provide information about these and other factors, which may be revised or supplemented in future reports to the SEC on those forms. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

Second Quarter Operational Highlights 2 Global market share of 12.3%, down 0.9 p.p. vs. Q2 2007 due to weak North American industry and weaker share Share up 0.3 p.p. outside GMNA on gains in every region Global automotive revenue down sharply, more than explained by GMNA decline due to industry volume/mix GMNA continues to demonstrate strong cost performance driven by improvements in manufacturing productivity Special attrition program executed in the U.S., positioning GMNA for continued manufacturing cost performance Labor agreement negotiated with the CAW and work stoppages related to American Axle and local agreement negotiations resolved

Liquidity Planning Assumptions

- As announced July 15, for liquidity planning purposes GM has developed actions based on conservative U.S. industry assumptions:

Key GMNA Liquidity Planning Assumptions	**2007**	**2008E**	**2009E**
U.S. Light Industry* *(Millions Units)*	16.2	14.0	14.0
GM U.S. Share *(% of Total Industry)*	23.5%	~21%	~21%
Average Oil Price *($/Bbl)*	$72	$120-140	$130-150
Industry Large PU/Utility Mix	17.2%	12.7%	12.3%

- Plan designed to emphasize aggressive operating actions that can be implemented quickly without reliance on capital markets
  - Asset sales and debt financing elements also incorporated to balance plan
- Actions projected to improve liquidity thru 2009 by ~$15B vs. prior plan

* Note: U.S. Light Industry excludes ~300K units per year of medium- and heavy-duty trucks

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Liquidity Plan Improvements 4 Cumulative Cash Impact Through YE 2009 GMNA Structural Cost ~$2.5B Salaried Employment & OPEB Savings ~$1.5B Capital Expenditure Reductions ~$1.5B Working Capital Improvements ~$2.0B UAW VEBA Payment Deferrals ~$1.7B Dividend Suspension ~$0.8B Total Operating/Other Actions ~$10B Asset Sales ~$2-4B Capital Markets Activities ~$2-3B Total Asset/Financing Actions ~$5B Total Liquidity Plan Actions ~$15B

Balanced Set of Operational Actions 5 Steady cadence of aggressive operating, product and liquidity actions announced over last 60 days in response to weakening U.S. industry conditions Capacity/Structural Cost Production cessation at four truck plants Shift reductions at two additional truck plants Salaried headcount reductions and compensation actions Elimination of post-65 salaried retiree healthcare Reduction in sales, marketing and overhead expenses Cash Flow/Liquidity Reduced or retimed capex spending Aggressive inventory reduction initiatives Deferral of certain UAW VEBA contributions Suspension of dividend Product/Powertrains Shifts added at two key car plants New global Chevrolet small car announced Next generation Aveo announced New high-efficiency 4-cylinder for U.S. Production funding for Chevrolet Volt Strategic review of Hummer brand

Second Quarter Financial Highlights 6 GAAP net loss of $(15.5)B, $(27.33) EPS including special items of $(9.1)B Adjusted net loss of $(6.3)B, $(11.21) EPS, excluding special items Includes $(2.0)B related to lease asset impairments and lease reserve adjustments; $(2.4)B at combined GM/GMAC level Adjusted automotive earnings before tax (EBT) of $(4.0)B, down $5B vs. Q2 2007 (excluding discontinued operations) largely on weakness in GMNA Adjusted GMAC results recognized by GM of $(1.2)B Adjusted automotive operating cash flow (OCF) of $(3.6)B Q2 gross automotive liquidity of $21.0B

Second Quarter Adjusted Results 7 Refer to Supplemental Charts for reconciliation to GAAP figures

Second Quarter Adjustments to Income 8 Exclusion of special items useful for: Management to measure operations Comparisons between reporting periods Investors to measure and assess company's core performance

GMNA Special Attrition Program 9 GM Special Attrition Program (SAP) yielded approximately 19k hourly participants Approximately 17k retirements Approximately 2k voluntary separations $3.3B pretax charge taken in Q2 related to costs associated with SAP $2.4B related to pension and benefits, principally due to curtailments to immediately recognize pension expense previously expected to be recognized over longer periods of employment $0.6B related to retirement incentive payments (paid from overfunded hourly pension plan) $0.3B related to cash payments to separating employees or those taking pre-retirement leave and receiving reduced wages until normal retirement Over 90% of participating employees have left operations as of July 1

GMNA Restructuring Related 10 Significant GMNA capacity actions announced in Q2 to better align manufacturing footprint with rapidly evolving U.S. industry conditions April: Announced shift reductions at four fullsize truck plants in the U.S. and Canada May: Announced production cessation at Windsor Transmission plant June: Announced production cessation at four fullsize truck plants, including two previously planned for shift reductions only $1.1B pretax charge taken in Q2 to reflect estimated wage and benefit costs associated with employees impacted by these capacity actions Includes curtailments of related Canadian pension plans Reflects estimated adjustments for employees participating in SAP and thus comprehended in charges taken for that program

CAW Contract Related 11 2008 Canadian Auto Workers labor agreement ratified in May Associated pretax charge of $340 million taken in Q2 principally due to immediate recognition of unamortized prior service cost related to pension benefit increases from prior contracts Consistent with 2007 UAW Labor Agreement, determined that life of contract a preferable period of economic benefit for amortizing pension benefit increases, versus average remaining service life As a result, majority of remaining unamortized prior service cost from prior contract expensed in Q2

GMAC Impairment 12 U.S. GAAP states that a loss in value of an investment that is other than temporary should be recognized In Q1, GM recorded impairments against its GMAC investment based on market conditions and pricing prevailing at that time Common and preferred interests impaired by $1.3B and $0.1B, respectively GM conducted further analysis in Q2 to determine if further impairments required based on current fair value estimates Factors considered includes continued deterioration in mortgage and consumer credit markets and a more challenging North American automotive financing environment As a result, GM recorded Q2 impairment charges totaling $1.3B against common and preferred equity interests in GMAC Common equity impaired $0.7B; carrying value reduced to $3.5B Preferred equity impaired $0.6B; carrying value reduced to $0.3B

Delphi Related Items 13 GM recorded Q2 adjustment of $2.8B to Delphi reserve, primarily due to updated estimates related to Delphi's ongoing reorganization Reflects higher expected obligations (e.g. net pension liabilities) and additional uncertainty around nature, value, and timing of GM recoveries Total of $11B in net Delphi-related charges taken to date Factors resulting in this incremental charge were fully comprehended in liquidity plan announced on July 15

Cash Impact of Special Items 14 Cash Impact $ Billions Non-Cash 2008/09 Post 2009 GMNA SAP 3.0 0.3 -- GMNA Restructuring 0.2 0.3 0.6 CAW Contract Related 0.3 -- -- American Axle Related -- 0.2 -- GMAC Goodwill Impairment 1.3 -- -- Delphi Related 1.6 0.1 1.1 All Other 0.0 0.1 -- Total Special Items $6.4 $1.0 $1.7 Cash Impacts Reflected in July 15 Liquidity Plan

Lease Residual Impacts 15 Deteriorating U.S. industry conditions, particularly vehicle mix, driving overall decline in used / off-lease vehicle residuals Deteriorating residuals can directly impact GM in three ways Residual Support / Risk Sharing: Affects incentive accruals, adjusted each quarter for changes from estimates recorded at vehicle sale to dealer for anticipated future changes in incentive payments, including amounts associated with retail leases Lease Asset Carve-out Portfolio: Lease assets retained as part of GMAC sale subject to residual impairment GMAC Ownership: 49% of any impairment GMAC takes against its lease assets recognized by GM in equity income/loss GM has taken active steps to reduce future exposure by reducing overall lease penetration and use of short-term contracts Leases overall currently ~10% of retail sales, with 2-year contracts reduced to only 10% of lease portfolio

Lease Impairments / Reserve Adjustments 16 GMNA (reserve adjustments) $(1.6)B GM FIO (lease asset impairments) $(0.1)B GMAC (lease asset impairment) $(0.3)B Total GM Impact (EBT) $(2.0)B Memo: GM/GMAC group impact (EBT) $(2.4)B GM/GMAC group impairments only $(0.8)B Note: All impacts are included in Q2 adjusted earnings

GMNA Second Quarter Adjusted Results 17 2007 excludes results from Allison Transmission, recorded as Discontinued Operations

GMNA Vehicle Revenue Per Unit Calendar Year Second Quarter Net Revenue Gross Revenue less Sales Incentives Vehicle revenue per unit excludes items such as daily rental accounting impact, Service Parts, OnStar, other outside sales 18 Adjusted to remove Allison. Refer to Supplemental Charts for reconciliation to GAAP figures Memo Q1 '08 $21,575 Q4 '07 $21,915 Excluding lease related reserve adjustments: $19,700

GMNA Adjusted EBT - Q2 2008 vs. Q2 2007 $ Billions - Continuing Operations Only Q2 2007 Earnings Before Tax $0.1 Volume (2.0) Mix (1.5) Price (1.7) Net Material 0.1 Pension / OPEB / Manufacturing 0.6 Hedging / Exchange / Other 0.0 2008 Earnings Before Tax $(4.4) 19 2007 excludes results from Allison Transmission, recorded as Discontinued Operations (0.8) Industry decline (0.5) Segment mix related (0.4) Inventory related (0.3) Share performance 0.2 Exchange related 0.1 Commodity hedging (0.3) Other 0.4 Manufacturing/attrition 0.2 Pension/OPEB (0.9) Product line mix (0.5) Model/option mix (0.1) Fleet mix/other 0.3 Material performance (0.1) Commodities (0.1) Program majors Key Drivers (0.1) Pricing/incentives (1.6) Lease reserve adj.

GMNA Adjusted EBT - YTD 2008 vs. YTD 2007 $ Billions - Continuing Operations Only YTD 2007 Earnings Before Tax $(0.2) Volume (3.1) Mix (1.6) Price (2.2) Net Material 0.3 Pension / OPEB / Manufacturing 1.1 Hedging / Exchange / Other 0.7 2008 Earnings Before Tax $(5.0) 20 2007 excludes results from Allison Transmission, recorded as Discontinued Operations 0.7 Commodity hedging 0.3 Exchange related (0.3) Other 0.8 Manufacturing/attrition 0.3 Pension/OPEB (1.1) Product line mix (0.4) Model/option mix (0.1) Fleet mix/other 0.7 Material performance (0.1) Commodities (0.3) Program majors Key Drivers (1.3) Industry decline (0.9) Inventory related (0.7) Segment mix related (0.2) Share performance (0.6) Pricing/incentives (1.6) Lease reserve adj.

Overview of Other Regions Automotive revenue outside GMNA up 10% vs. Q2 2007 on unit sales records once again in all overseas regions 55% of global auto revenue generated in GME / GMLAAM / GMAP 65% of unit sales generated outside the U.S. $0.5B of adjusted EBT generated in other regions, despite non-operational challenges in GMAP and GME GME remained profitable, but EBT down vs. Q2 2007 due to currency exchange headwinds GMAP loss result of one-time adjustments related to hedge accounting GMLAAM continues to deliver very strong results, with revenue up 18% and automotive EBT up 50% vs. Q2 2007 21

Emerging Markets Growth Trends 22 GM unit sales outside GMNA up 10% in Q2 largely on strength in key emerging markets in GMLAAM and GMAP Chevrolet brand a key global growth driver, supporting strong gains in Russia and in GME overall despite slowdown in Western Europe * Total of 47 markets, including BRIC

GME Second Quarter Adjusted Results 23

GME Adjusted EBT - Q2 2008 vs. Q2 2007 $ Billions - Continuing Operations Only Q2 YTD 2007 Earnings Before Tax $0.3 $0.4 Exchange (0.2) (0.3) Volume / Mix / Price (0.1) (0.1) Cost Factors 0.1 0.3 2008 Earnings Before Tax $0.1 $0.3 24 2007 excludes results from Allison Transmission, recorded as Discontinued Operations

GMLAAM Second Quarter Adjusted Results 25

GMLAAM Key Second Quarter Profit Drivers 26 GM able to drive continued strong revenue and profit growth in LAAM based on its strong position against very strong industry dynamics GM unit sales up 18% on strong growth across all key market areas South America up 16% Africa up 34% Middle East up 12% All-time quarterly sales records set in Brazil, Chile, Egypt and for the Africa Regional Marketing Organization (Nigeria, Tunisia) Q2 sales records set in Argentina, Ecuador and the Middle East Revenue up 18% overall, driven by strong volume, mix and pricing Exceptional revenue growth in Brazil, Argentina, Chile and Ecuador Adjusted earnings growth up 50% as region levered revenue growth by carefully controlling structural cost base

GMAP Second Quarter Adjusted Results 27 * Reflects $(285) million impact of hedging related adjustments *

GMAC Second Quarter Overview 28 On a standalone basis, GMAC reported $(2.5)B net loss, a deterioration of $(2.8)B vs. Q2 2007 North America Auto Finance negatively impacted by weak auto industry conditions and deteriorating used vehicle residual values GMAC recorded an impairment of $0.7B against operating lease assets in Q2 due to sharply lower remarketing proceeds, primarily related to SUVs in the U.S. International Auto Finance and Insurance business continue to perform well, with both reporting higher net income than the year ago period ResCap continued to experience significant losses related to weak housing market conditions Earnings before tax as realized by GM was a loss of $1.2B Includes 49% of lease asset impairment taken by GMAC North American Auto Finance

GMAC Second Quarter Business Line Results 29

GM Liquidity Position 30 Liquidity position of $21.0B at June 30, 2008 Includes $0.5B of readily-available VEBA assets Represents decrease of $(2.9)B from prior quarter Reflects negative adjusted automotive OCF driven primarily by lower Q2 production in GMNA, including impact of American Axle strike Additionally had access to about $5B of undrawn, committed U.S. credit facilities at June 30, 2008 Total available liquidity of approximately $26B at the end of Q2 Have subsequently provided notice to draw $1B under secured revolver Net liquidity of $(19.5)B, $(3.3)B lower than prior quarter resulting primarily from lower Q2 2008 cash balance Debt balance in Q2 2008 at $40.5B, slightly higher than prior quarter

Automotive Gross / Net Liquidity 31 1 Q4 2005 - Q3 2006 Net Liquidity figures exclude GMAC related debt 2 Including readily available VEBA assets Q4'00 YE '01 Q4 '05 Q1 '06 Q2 '06 Q3 '06 Q4 '06 Q1 '07 Q2 '07 Q3 '07 Q4'07 Q1'08 Q2'08 Net Liquidity 5.2 4.8 4.8 3.5 -0.7 -13.833 -12.303 -11.394 -14.2 -12.323 -13.294 -12.093 -9.9 -12.1 -16.2 -19.5 Gross Cash 13.2 13 13.3 11.8 11.5 20.373 21.603 22.892 20.407 26.41 24.66 27.191 29.958 27.331 23.9 21 17.3 17.3 23 1 $ Billions 2

GM Credit Facility Profile 32 Q2 credit facilities utilization increased primarily due to draws on lease asset carve-out facility and securitization programs U.S. committed facility availability of $5.0B at June 30

Debt Maturity Profile 33 Note: Excludes IT VEBA obligations - $4.0B note due 2010; $1.7B note due 2010; $4.4B Series U Convertible due 2012

Automotive Cash Flow Summary Refer to Supplemental Charts for reconciliation to GAAP figures 34 * Earnings before Tax from Continuing Operations on a GAAP basis

Year-to-year Q2 variance in Pension/OPEB expense net of payments mainly driven by special attrition program (SAP) charge Pension/OPEB and Accrued Expenses 35 Accrued Expenses and Other reflects timing of cash flows vs. accruals Year over year variance driven by announced charges and reserve adjustments

Global Cash Management 36 Current global month-end cash requirement of between $11B and $14B, considering: Global supplier payments Some overseas cash not readily accessible (for example cash at joint ventures) Variability of cash flow Further seasonal factors such as July shut down can be met through secured revolver

Working Capital / Inventory Plan 37 As stated on July 15, targeting ~$2B of working capital improvements in North America and Europe from planned YE 2008 levels, primarily related to inventory GMNA inventories expected to be improved by ~$1.5B Productive material reductions estimated at almost $1B, driven in large part by reducing raw material inventories, optimizing in-line safety stocks, and volume-related impact of capacity actions and market factors Other significant driver is finished goods inventory in U.S. and Mexico, largely accounted for through reduction of company-owned vehicle fleets and optimization of distribution systems for imported vehicles Additional reductions in service parts and non-productive material GME inventories expected to be improved by ~$0.5B through similar actions

Summary 38 Number one management priority is strengthening liquidity and managing business for cash flow Liquidity plan announced on July 15 contemplated the weak Q2 results and challenging U.S. environment Will leverage SAP to reduce manufacturing costs and facilitate planned capacity actions Moving to quickly implement salaried headcount actions and other structural cost reductions in GMNA Opportunity to significantly improve capital efficiency via globally managing capex and reducing inventories Continued growth outside GMNA provides confidence in our strategy of managing business globally and our position in emerging markets

North American Leasing Outlook Industry conditions driving up risks and costs associated with leasing Significant industry volume decline and mix shift are impacting used vehicle residual values, in some cases dramatically (e.g. SUV's) GM has already taken steps to reduce percentage of our business that is retail leasing, with emphasis on curtailing highest risk areas such as short-term leases Leases approximately 18% of total retail sales CYTD 2008 Since CY 2006, 24/27 month leases have declined 12.9 p.p. to 13.2% of GM's total leases CYTD 2008 GMAC announced it will exit incentivized leasing in Canada on Aug 1 GMAC is implementing other initiatives to reduce risk of its lease portfolio, including reducing volume of new lease originations in U.S. GM will continue to offer leasing options, though likely more narrowly targeted to certain products and segments Incentive programs being designed to encourage purchase vs. lease 39

Looking Ahead Continued volume/mix pressures in U.S. market 2008 total industry outlook updated to mid 14 million unit range, which implies H2 SAAR of about 14 million units total Structural cost savings in GMNA related to SAP Continued strength in emerging markets, including Central/Eastern Europe and Russia Key product launches continue Chevrolet Traverse in North America Opel Insignia in Europe Structural cost and cash flow benefits of liquidity plan 40

Supplemental Charts The following supplemental charts are provided to reconcile adjusted financial data comprehended in the primary chart set with GAAP-based data (per GM's financial statements) and/or provide clarification with regard to definition of non-GAAP terminology

Reconciliation to Adjusted Net Income / EPS Q2 2008 S1

Reconciliation to Adjusted Net Income / EPS Q2 2007 S2

Reconciliation of GMNA Revenue Per Unit Second Quarter S3 a). For GAAP reporting purposes, sales to other GM regions are eliminated whereas they are retained for managerial vehicle analysis b). Includes SPO parts, Powertrain engines, MSP, and Onstar service outside sales- excluded from managerial vehicle analysis c). Includes Daily Rental Income, and GM Credit Card Income- excluded from managerial vehicle analysis * Excludes revenue from Allison Transmission, classified as discontinued operations

Reconciliation of GMNA Revenue Per Unit Calendar Year S4 a). For GAAP reporting purposes, sales to other GM regions are eliminated whereas they are retained for managerial vehicle analysis b). Includes SPO parts, Powertrain engines, MSP, and Onstar service outside sales- excluded from managerial vehicle analysis c). Includes Daily Rental Income, and GM Credit Card Income- excluded from managerial vehicle analysis Note: Excludes revenue from Allison Transmission, classified as discontinued operations

Reconciliation of Automotive & Corp/Other Cash Flow Second Quarter and CYTD S5